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21.1 SUBSIDIARIES OF REGISTRANT

Covansys (Mauritius) Limited                                     Mauritius
CBSI Financial Services Corporation                              Michigan
CBSI Europe, N.V.                                                Belgium
Covansys Luxembourg BRR Management S.A.                          Luxembourg
Covansys (India) Limited                                         India
BPR Management S.A.                                              Belgium
CBSI Belgium S.A.                                                Belgium
BPR Belgium                                                      Belgium
Covansys Canada, Inc.                                            Canada
Complete Business Solutions Australia Pty Limited                Australia
E-Business Solutions.com, Inc.                                   Delaware
Covansys (Singapore) Pte Ltd                                     Singapore
Covansys S.A.                                                    Switzerland
Covansys Germany GmbH                                            Germany
Covansys Netherlands B.V.                                        Netherlands
Covansys UK Limited                                              UK
Covansys S.r.L.                                                  Italy
Covansys S.L.                                                    Spain
PDA Software Services, Inc.                                      Delaware
OZ Acquisition Corporation                                       Michigan
Claremont Retirement Technologies, Inc.                          Ohio
Gunford Limited                                                  Ireland